SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          Hospitality Properties Trust
             (Exact Name of Registrant as Specified in its Charter)

              Maryland                                  04-3262075
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


           400 Centre Street
         Newton, Massachusetts                             02458
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(Address of Principal Executive Offices)                 (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this form relates:

                                                                  333-43573
                                                              ------------------
                                                               (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
         -------------------                  ------------------------------
  9 1/2% Series A Cumulative Redeemable          New York Stock Exchange
           Preferred Shares


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                              ---------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         A description of the 9 1/2% Series A Cumulative Redeemable Preferred Shares, without par value (the "Series A Preferred Shares"), of Hospitality Properties Trust (the "Registrant") is contained in the Prospectus dated January 15, 1998 (File No. 333-43573), as supplemented by the Prospectus Supplement dated April 7, 1999 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus, as so supplemented, is incorporated herein by reference.


Item 2.  Exhibits.

Exhibit
Number      Description of Exhibit
-------     ----------------------

1.1 Composite copy of the Amended and Restated Declaration of Trust dated August 21, 1995, as amended to date, of the Registrant. (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31,
            1998)

1.2 Articles Supplementary dated June 2, 1997. (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997)

1.3 Form of Articles Supplementary dated April 7, 1999 relating to the 9 1/2% Series A Cumulative Redeemable Preferred Shares. (Incorporated by reference to the Registrant's Current Report on Form 8-K dated April 7, 1999)

1.4 By-Laws, as amended to date, of the Registrant. (Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 11, 1998)

1.5 Form of temporary 9 1/2% Series A Cumulative Redeemable Preferred Share Certificate. (Incorporated by reference to the Registrant's Current Report on Form 8-K dated April 7, 1999)




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



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              HOSPITALITY PROPERTIES TRUST



Date: April 7, 1999                           By: /s/ John G. Murray
                                                  ------------------------------
                                                       John G. Murray
                                                       President



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